UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 26, 2005
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)
2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio _45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Effective July 26, 2005, Regent Communications, Inc. (“Regent”) and its lenders entered into an amendment to Regent’s existing credit facility. The material terms of the amendment are: (1) a reduction of the Applicable Margin on Base Rate and Eurodollar loans under the credit facility, which at the current level of indebtedness reduces the Company’s interest rate by 50 basis points; (2) to revise the definition of Permitted Acquisition Condition (a) to eliminate two leverage ratio tests relating to aggregate acquisitions by Regent in excess of $75 million and in excess of $125 million, which ratios operated to require the prior consent of the lenders for Regent acquisitions in excess of those thresholds, and (b) to eliminate the requirement for prior consent of the lenders for any single acquisition in excess of $50 million; (3) to reset the maximum leverage ratio to 6.25:1.00 which increases the Company’s borrowing capacity under the credit facility, subject to the terms and conditions of the facility; and (4) to permit Regent to use cash in the amount of up to $50 million to repurchase shares of its common stock for the period commencing July 26, 2005 through the maturity date of the credit facility.
     The entire text of the Amendment Under Credit Agreement is attached hereto as Exhibit 4(a).
Item 8.01 Other Events
     On July 27, 2005, Regent’s Board of Directors replenished Regent’s stock buyback program by authorizing Regent to expend up to $20 million for additional stock repurchases. The Board previously had authorized $20 million for stock repurchases, all of which had been expended prior to the Board’s action on July 27, 2005. As discussed above, Regent’s existing credit facility now permits Regent to borrow up to $50 million for repurchases of Regent common stock subject to certain conditions. Accordingly, upon completion of the current stock buyback program, Regent’s credit facility would still allow the repurchase of an additional $30 million of shares.
     Regent issued the press release attached hereto as Exhibit 99(a) on July 29, 2005 announcing the stock repurchases described above.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit		Description

4	(a)	Amendment Under Credit Agreement dated as of July 12, 2005 among Regent Communications, Inc. and the lenders identified therein

99	(a)	Press release dated July 29, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005	REGENT COMMUNICATIONS, INC.

By: /s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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